UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 1, 2006

ImmunoGen, Inc.
(Exact name of registrant as specified in its charter)

Massachusetts	0-17999	04-2726691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

128 Sidney Street, Cambridge, MA 02139
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (617) 995-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

ImmunoGen, Inc. has entered into employment agreements and severance agreements with its President and CEO and expects to enter into employment agreements and severance agreements with its four other named executive officers.

Under the terms of the employment agreements, each executive will be entitled to continuation of his/her then current salary and medical benefits through a severance period as well as twelve months’ acceleration of vesting of any stock options or restricted stock then held by the executive. The severance period is eighteen months for the President and CEO and twelve months for the other four named executive officers. Each executive has agreed that for the twelve months following his/her separation from the Company that he/she will not compete with the Company nor solicit Company employees for other employment. In conjunction with making this employment agreement available to the Company’s President and CEO, his target bonus objective was increased from 40% to 50%.

Under the terms of the severance agreements, each executive will receive severance compensation in the event of a change in control of the Company if he/she is severed from the Company without cause or if other actions are taken without the executive’s consent, including a significant change of work location, a material reduction in the authority, function, duties or responsibilities, or a reduction in salary or target bonus compensation. Severance compensation includes any prorated bonus for the then-current fiscal year, full vesting of options and restricted stock then held by the executive, and a lump sum payment equal to two times base salary for the President and CEO, and one and one-half times for the other named executive officers. Medical benefits would continue to be provided for twenty-four months for the President and CEO, and eighteen months for the other named executive officers. These executives will not be entitled to receive gross-up of payments for any taxes due should the severance compensation described above exceed IRS Section 280G limitations.

A change-in-control of the Company includes:

·	a merger or consolidation of the Company, whether or not approved by the Board of Directors, where the shareholders of the Company no longer control 50% of the voting power;

·	ownership by a person of more than 50% of the voting power of the Company in one or more transactions not approved by the Board of Directors; or

·	a change in Board composition not approved by incumbent directors.

At the time the Company entered into these agreements with its President and CEO and made them available to its four other named senior executives, it was not in any discussions which, if continued to their conclusion, would result in an event which would constitute a change-in-control.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ImmunoGen, Inc.
(Registrant)

Date: December 6, 2006	/s/ Daniel M. Junius

Daniel M. Junius
Executive Vice President and Chief Financial Officer
(Principal Accounting Officer)

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